EXHIBIT 2.1

                               ARTICLES OF MERGER
                                       of
                              CRAFTCLICK.COM, INC.
                              (a Utah corporation)
                                       and
                              CRAFTCLICK.COM, INC.
                            (a Delaware corporation)

                   under the Delaware General Corporation Law

          Pursuant to the provisions of Section 252 of the Delaware General Corporation Law:

          1. The name of the surviving corporation is "CraftClick.com, Inc." a Delaware corporation.

          2. The name of the merging corporation is "CraftClick.com, Inc.", a Utah corporation.

          3. The principal office of the surviving corporation is 141 Adelaide Street, West # 1004, Toronto, Ontario, Canada, M5H 3L5.

          4. The Plan of Merger is attached.

          5. The merger will become effective on the date the Articles of Merger are filed with the Delaware Department of State.

          6. The Plan of Merger was adopted by the Board of Directors of CraftClick.com, Inc., a Delaware corporation, the surviving corporation, on April 20, 2001 and shareholder approval was not required.

          7. The Plan of Merger was adopted by unanimous written consent by the Board of Directors on April 20, 2001 and the majority written consent of the holders of the common stock and Class A Convertible Preferred Stock of CraftClick.com, Inc., a Utah corporation, the merging corporation, on April 20, 2001.


                                      CRAFTCLICK.COM, INC.
                                      a Delaware corporation

                                          /s/ Howard Geisler
                                      By: __________________________
                                            Name:   Howard Geisler
                                            Title:  President

                                      CRAFTCLICK.COM, INC.
                                      a Utah corporation

                                         /s/ Mitchell Geisler
                                      By: __________________________
                                            Name:   Mitchell Geisler
                                            Title:  Secretary